Exhibit 99.3

GENERAL CABLE CORPORATION

$600,000,000 aggregate principal amount

of 5.750% Senior Notes due 2022 and related guarantees, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 5.750% Senior Notes due 2022 and related guarantees

Pursuant to the Prospectus dated                     , 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2014, UNLESS EXTENDED. THE DATE OF THE EXPIRATION OF THE EXCHANGE OFFER, AS IT MAY BE EXTENDED, IS REFERRED TO AS THE “EXPIRATION DATE.”

, 2014

To Our Clients:

Enclosed for your consideration is a prospectus dated                     , 2014 (the “prospectus”) and the accompanying letter of transmittal (which together with the prospectus constitute the “exchange offer”) relating to the offer by General Cable Corporation (“General Cable”) to exchange up to $600,000,000 aggregate principal amount of its new 5.750% Senior Notes due 2022 (the “new notes”) and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.750% Senior Notes due 2022 (the “old notes”) and related guarantees. As set forth in the prospectus, the terms of the new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. Tenders of old notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

This material is being forwarded to you as the beneficial owner of the old notes carried by us in your account, but not registered in your name. A tender of such old notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to exchange old notes held by us and registered in our name for your account or benefit.

Accordingly, we request instructions as to whether you wish us to exchange any or all old notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. We urge you to read carefully the prospectus and the letter of transmittal before instructing us to exchange your old notes.

You should forward instructions to us as promptly as possible in order to permit us to exchange old notes on your behalf before the exchange offer expires at 5:00 p.m., New York City time, on                    , 2014, unless extended. A tender of old notes may be withdrawn at any time prior to the expiration time, which is 5:00 p.m., New York City time, on                    , 2014, or the latest time to which the exchange offer is extended.

Your attention is directed to the following:

1.	The exchange offer is described in and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

2.	The exchange offer is for any and all outstanding old notes. An aggregate principal amount of $600,000,000 of old notes was outstanding as of , 2014.

3.	Subject to the terms and conditions of the exchange offer, General Cable will accept for exchange all old notes validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date, and will issue the new notes promptly following the expiration date. See “The Exchange Offer—Conditions to the Exchange Offer” in the prospectus.

4.	Any transfer taxes incident to the transfer of old notes from the holder to General Cable will be paid by General Cable, except as otherwise provided in the prospectus and the instructions to the letter of transmittal. See “The Exchange Offer—Transfer Taxes” in the prospectus and instruction 8 of the letter of transmittal.

5.	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless extended by General Cable. If you desire to tender any old notes pursuant to the exchange offer, we must receive your instructions in ample time to permit us to exchange old notes on your behalf at or prior to 5:00 p.m., New York City time, on the expiration date. Old notes may be withdrawn, subject to the procedures described in the prospectus, at any time prior to 5:00 p.m., New York City time, on the expiration date.

Pursuant to the letter of transmittal, each holder of old notes must represent to General Cable that:

•	the holder is not an “affiliate” of General Cable within the meaning of Rule 405 of the Securities Act;

•	the new notes issued in the exchange offer are being acquired in the ordinary course of the holder’s business;

•	the holder does not have any arrangement or understanding with any person to participate in a distribution of the new notes;

•	the holder is not engaged in, and does not intend to engage in, a distribution of the new notes within the meaning of the federal securities laws;

•	if the holder is a broker-dealer, such broker-dealer will receive the new notes for its own account in exchange for old notes, and:

•	such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities; and

•

such broker-dealer will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of such new notes, however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act

Any person who is an affiliate of General Cable, or is participating in the exchange offer for the purpose of distributing the new notes, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the new notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

The enclosed “Instructions with Respect to the Exchange Offer” form contains an authorization by you, as the beneficial owner of old notes, for us to make, among other things, the foregoing representations on your behalf.

We urge you to read the enclosed prospectus and letter of transmittal in conjunction with the exchange offer carefully before instructing us to tender your old notes. If you wish to tender any or all of the old notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto.

None of the old notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions with Respect to the Exchange Offer” constitutes an instruction to us to tender ALL of the old notes held by us for your account.

General Cable is not making the exchange offer to, nor will it accept tenders from or on behalf of, holders of old notes residing in any jurisdiction in which the making of the exchange offer or the acceptance of tenders would not be in compliance with the laws of such jurisdiction.

*    *     *     *     *

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned hereby acknowledges receipt of the prospectus, dated                    , 2014, of General Cable Corporation, a Delaware corporation (“General Cable”), and the letter of transmittal, that together constitute General Cable’s offer to exchange up to $600,000,000 aggregate principal amount of its new 5.750% Senior Notes due 2022 (the “new notes”) and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 5.750% Senior Notes due 2022 (the “old notes”) and related guarantees. Tenders of old notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

This will instruct you, the registered holder, as to the action to be taken by you relating to the exchange offer with respect to the old notes held by you for the account of the undersigned, on the terms and subject to the conditions in the prospectus and letter of transmittal.

The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):

$

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the old notes held by you for the account of the undersigned.

☐	To TENDER the following old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered, if any) :

$

☐	NOT to TENDER any old notes held by you for the account of the undersigned.

If the undersigned instructs you to tender old notes held by you for the account of the undersigned, it is understood that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner;

•	to agree, on behalf of the undersigned, to be bound by the letter of transmittal; and

•	to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of old notes.

The undersigned acknowledges that if an executed copy of this instruction letter is returned, the entire principal amount of old notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the old notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of such tendered old notes, and that, when the same are accepted for exchange, General Cable will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date: